UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

October 11, 2005 (October 6, 2005)
Date of Report (Date of earliest event reported)

COMPETITIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8696	36-2664428
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number )	Identification No.)

1960 Bronson Road, Fairfield, Connecticut 06824
(Address of principal executive offices) (Zip Code)

(203) 255-6044
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 6, 2005, Competitive Technologies, Inc. (“CTT”) received notice that Administrative Law Judge Janice K. Bullard from the United States Department of Labor had dismissed the claims filed against CTT by former employee J. Scott Bechtel. In a complaint filed with the Occupational Safety and Health Administration pursuant to the employee protection provisions of the Sarbanes-Oxley Act of 2002, alleging whistleblower discrimination, Bechtel had claimed wrongful termination and had sought reinstatement. In her ruling, Judge Bullard found that Bechtel had failed to establish that CTT’s rationale for Bechtel’s discharge was pretextual. Additionally, Judge Bullard found that the record did not establish disparate treatment of Mr. Bechtel; and, further, that the issue of damages was not relevant since Mr. Bechtel had not carried his burden of proof.

A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press release dated October 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPETITIVE TECHNOLOGIES, INC.

Date: October 11, 2005	By:	/s/ Michael D. Davidson
Michael D. Davidson Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1
Press release dated October 11, 2005 announcing that Administrative Law Judge Janice K. Bullard from the United States Department of Labor had dismissed the claims filed against CTT by former employee J. Scott Bechtel.